Confidential

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2018 (August 9, 2018)

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

515 North State Street, Chicago, Illinois		60654
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 222-3394

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Compensatory Arrangements of Certain Officers.

On August 9, 2018, in connection with Tribune Media Company’s (the “Company”) termination of the merger agreement with Sinclair Broadcast Group, Inc. (“Sinclair”), the compensation committee of the Company’s board of directors approved payment, within 30 days, of retention bonuses previously granted to Messrs. Bigelow, Lazarus and Wert (the “Executives”) equal to 16% of their respective target annual bonuses under the Company’s Management Incentive Plan for the 2018 fiscal year, which had been conditioned on completion of the Sinclair merger. These retention bonuses are being paid to the Executives, like other recipients of unpaid retention bonuses, in recognition of the substantial efforts and time that each of them devoted to the Company’s anticipated merger with Sinclair and their contributions to maintain and grow the Company’s business in the period preceding termination of the Company’s merger agreement with Sinclair.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Name: Edward P. Lazarus
Title: Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary